UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

ALTRA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201 Braintree, Massachusetts		02184
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 917-0600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Altra Holdings, Inc. (“Altra”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 26, 2012. At the Annual Meeting, the stockholders:

(1)	elected all of the seven (7) nominees to serve as directors of Altra;

(2)	ratified the appointment of Deloitte & Touche LLP as Altra’s independent registered accounting firm for the fiscal year 2012;

(3)	approved an amendment to, and the material terms of, the 2004 Equity Incentive Plan; and

(4)	approved an advisory vote to approve Altra’s 2012 named executive officer compensation .

The results for each matter voted on by the stockholders at the Annual Meeting were as follows:

Proposal 1. Election of Directors:

	Shares “For”	Shares “Withheld”	Broker non-votes
Edmund M. Carpenter	24,737,960	470,414	N/A
Carl L. Christenson	24,136,366	1,072,008	N/A
Lyle G. Ganske	24,829,647	378,727	N/A
Michael L. Hurt	24,049,327	1,159,047	N/A
Michael S. Lipscomb	24,737,760	470,614	N/A
Larry McPherson	23,326,042	1,882,332	N/A
James H. Woodward Jr.	22,660,757	2,547,617	N/A

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm:

Shares “For”	25,311,877
Shares “Against”	296,791
Shares “Abstain”	91,373
Broker Non-Votes	0

Proposal 3. Approval of an Amendment to, and the Material Terms of, the 2004 Equity Incentive Plan:

Shares “For”	23,963,758
Shares “Against”	1,195,179
Shares “Abstain”	49,437
Broker Non-Votes	491,667

Proposal 4. Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“Say on Pay”):

Shares “For”	24,991,726
Shares “Against”	165,486
Shares “Abstain”	51,162
Broker Non-Votes	491,667

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA HOLDINGS, INC.

/s/ Glenn Deegan
Name: Glenn Deegan
Title: Vice President, General Counsel and Secretary

Date: April 30, 2012

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